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Exhibit 23.1

Consent of Independent Accountant

We consent to the incorporation by reference in the registration statement on Form S-8 of EXCO Resources, Inc. and subsidiaries of our report dated December 15, 2006, with respect to the statements of revenues and direct operating expenses of the Winchester Energy Company Properties for the years ended December 31, 2004 and 2005 and the nine months ended September 30, 2006, which report appears in the December 18, 2006 report on Form 8-K/A of EXCO Resources, Inc.

                                                                                             /s/ KPMG LLP

Dallas, Texas
September 28, 2007

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  Exhibit 23.1
Consent of Independent Accountant